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                                                                EXHIBIT 10.08.02

                   LOCAL PROGRAMMING AND MARKETING AGREEMENT
                   -----------------------------------------
                                      AND
                                      ---
                              PUT/CALL AGREEMENT
                              ------------------

     This Local Programming and Marketing Agreement and Put/Call Agreement (the "Agreement"), dated as of October 23, 1997, is entered into by and between
                          ----------------
CHEROKEE BROADCASTING CO., INC. ("Licensee"), the owner of certain assets relating to radio station WGST(FM) 105.7MHz, Canton, Georgia (the "Station"), and SALEM MEDIA OF GEORGIA, INC. (the "Programmer").

     WHEREAS, in accordance with procedures and policies approved by the Federal Communications Commission ("FCC"), the Programmer desires to avail itself of Station's broadcast time for the presentation of a programming service, including the sale of program and advertising time; and

     WHEREAS, in accordance with procedures and policies approved by the FCC, Licensee desires to provide to Programmer the Station's broadcast time for the presentation of a programming service, including the sale of program and advertising time; and

     WHEREAS, Programmer is not willing to commit to the presentation of a programming service without securing an option to purchase the Station; and

     WHEREAS, pursuant to a Time Brokerage Agreement ("TBA") dated as of September 30, 1993, by and between Licensee, Jacor Broadcasting of Atlanta, Inc. ("JBA") and Jacor Communications, Inc., Licensee granted JBA a right of first refusal to purchase the Station pursuant to the terms of any offer Licensee is willing to accept, provided JBA exercises said right within forty-five (45) days of its receipt of said offer;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

     1.   PURCHASE OF AIR TIME AND BROADCAST OF THE PROGRAMMING. Subject to the
          -----------------------------------------------------
provisions of Section 4 hereof, Licensee agrees to make the broadcasting
              ---------
transmission facilities of the Station available to the Programmer and to broadcast on the Station, or cause to be broadcast, the Programmer's programs for up to 24 hours a day, seven days a week (the "Programming"), except for the broadcast of Licensee's public service programming as provided in Section 10.1
                                                                  ------------
of this Agreement ("Licensee Programming"). The facilities and the transmitting equipment of Licensee relating to the Station, including any equipment owned by Licensee not currently in service, shall be made available to the Programmer for its use during the term of this Agreement; provided, however, that Licensee shall not be required to provide any studio equipment or make any improvements to the studios of the Station.

     2.  CONSIDERATION.  The terms and conditions of payment ("Consideration")
         -------------
to Licensee for the broadcasting of the Programming during the term of this Agreement shall be as set forth in Schedule 2.
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     3.   TERM.
          ----

          3.1  COMMENCEMENT/TERMINATION DATE. This Agreement shall commence at
               -----------------------------
12:01 a.m. Eastern time on the earlier of (i) October 1, 1998, or (ii) such earlier date that the Station becomes available for programming by Programmer; provided that Programmer shall have been given not less than one hundred twenty
(120) days prior written notice of such earlier date that the Station shall become available (the "Commencement Date"). Unless earlier terminated as provided by this Agreement, the term of this Agreement shall end upon the last to occur of (i) 11:59 p.m. Eastern time on September 30, 2003 or (ii) if Programmer shall have acquired the Station pursuant to Section 21 hereof, the
                                                       ----------
Closing Date, as defined in the Asset Purchase Agreement described in Section 21
                                                                      ----------
hereof.

          3.2  TERMINATION BY FCC. In the event that either party receives
               ------------------
formal or informal notice from the FCC that this Agreement or any of its terms are contrary to the public interest or violative of any FCC statute, regulation, rule or policy, either party shall have the right to terminate this Agreement (except to the extent the provisions of Section 21 shall survive as provided
                                        ----------
therein) immediately by written notice to the other party; provided, however,
                                                           --------  -------
that upon such termination Licensee shall repay to Programmer a prorated share of the prepaid Consideration.

     4.   THE PROGRAMMING. The Programmer shall furnish programming to Licensee
          ---------------
for up to 24 hours a day, seven days a week, except for the broadcast of Licensee's Programming. The nature of the program service to be provided by the Programmer will be determined by Programmer subject to applicable FCC rules and regulations and subject further to the requirement that Programming will serve the public interest.

     5.   STATION FACILITIES.
          ------------------

          5.1  OPERATION OF STATION. Throughout the term of this Agreement,
               --------------------
Licensee shall make the Station available to the Programmer as provided in this Agreement, except for Licensee's Programming and downtime occasioned by routine maintenance which will be performed between the hours of 12 midnight and 6:00 a.m. Except for maintenance work and other improvements to the Station or the Station's equipment performed by or at the direction of Programmer, any maintenance work affecting the operation of the Station at full power, except such emergency maintenance as is required to maintain compliance with the Station's license or FCC regulations, rules or policies, shall be scheduled upon at least 48 hours prior notice with the agreement of the Programmer.

          5.2  INTERRUPTION OF NORMAL OPERATIONS. Except for maintenance work
               ---------------------------------
and other improvements to the Station or the Station's equipment performed by or at the direction of Programmer, if the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities, Programmer shall immediately notify Licensee, and Licensee shall undertake such repairs as necessary to restore the fulltime operation of the Station with its maximum authorized (i.e. as set forth on it license) facilities as quickly as reasonably practicable. Except as may be the direct result of any act or action of Programmer, if the Station is incapable of operating with its maximum authorized facilities, Licensee shall pay Programmer a prorated share of the Consideration proportionate to the amount of time the Station was so impaired as follows: (a) if

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the effective radiated power ("ERP") of the Station is 50% or less of the maximum ERP as set forth on the Station's license, the Consideration will be abated 100% for each day, or any portion thereof, the Station so operates; and,
(b) if the ERP of the Station is 90% to 51% of the maximum ERP as set forth on the Station's license, the Consideration will be abated in proportion to the percentage loss in ERP, for each day, or any portion thereof, the Station so operates; and, (c) if the ERP of the Station is 91% or more of the maximum ERP as set forth on the Station's license, the Consideration will not be abated. If the required repairs necessary to return the Station to operation with its full authorized maximum facilities are not made within seven (7) days, the Programmer may terminate this Agreement upon 10 days notice to Licensee, any other provision of this Agreement notwithstanding; provided, however, in the event (x) the required repairs cannot reasonably be completed with seven (7) days, (y) Licensee has commenced the required repairs within seven (7) days, and (z) Licensee is diligently proceeding to effectuate said required repairs, Programmer may not terminate this Agreement pursuant to this Section 5.
                                                             ---------

     6.   HANDLING OF MAIL.  The Programmer shall provide to Licensee the
          ----------------
original or a copy of any correspondence which it receives from a member of the public relating to the Programming to enable Licensee to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of Licensee).

     7.   PROGRAMMING AND OPERATIONS STANDARDS. All programs supplied by the
          ------------------------------------
Programmer shall be in good taste and shall meet in all material respects all requirements of the Communications Act of 1934 and all applicable rules, regulations and policies of the FCC and the policies of the Station described in
Schedule 7. All advertising spots and promotional material or announcements
----------
shall comply with all applicable federal, state and local regulations and Station policies. If, in the reasonable judgment of Licensee or the Station's General Manager, any portion of the Programming presented by the Programmer does not meet such standards, Licensee may suspend or cancel any such portion of the Programming.

     8.   RESPONSIBILITY FOR EMPLOYEES AND RELATED EXPENSES.
          -------------------------------------------------

          8.1  PROGRAMMER EMPLOYEES. The Programmer shall furnish (or cause to
               --------------------
be furnished) the personnel and material for the production of the Programming to be provided by this Agreement. The Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of Programming (including sales people, traffic personnel and programming staff). The Programmer shall not pay or reimburse the salaries or other costs associated with any employees of Station that Licensee may be required to employ or may elect to employ on or after the date of commencement of this Agreement.

          8.2  LICENSEE EMPLOYEES. Licensee will provide and have responsibility
               ------------------
for the Station personnel necessary for the broadcast transmission of Programmer's programs and compliance with other requirements of Licensee as set forth by the FCC (which personnel shall be the Station General Manager, Chief Operator and Receptionist), and will be responsible for the salaries, taxes, insurance and related costs for all such Station personnel. The parties acknowledge and agree that the duties of the Station General Manager and the Chief Operator may be performed by the same person.

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          8.3  EMPLOYEE OVERSIGHT. Whenever on the Station's premises, all
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personnel shall be subject to the supervision and the direction of the Station's
General Manager and/or the Station's Chief Operator.

     9.   ADVERTISING AND PROGRAMMING REVENUES. During the Programming it
          ------------------------------------
delivers to the Station, the Programmer shall have full authority to sell for its own account commercial spot advertising and block programming time on the Station and to retain all revenues from the sale of such advertising and programming. The parties agree that the Programmer shall have complete discretion to deal as it deems appropriate with all advertising and programming accounts relating to advertising and programming sold by it; provided, however,
                                                             --------  -------
the Programmer shall deal with political candidate and supporter advertising as required by law. Programmer shall prepare and supply to Licensee a Political Advertising Disclosure Statement setting forth the manner in which Programmer sells program and spot time and informing political advertisers of their rights and obligations. The Political Advertising Disclosure Statement shall be subject to the approval of Licensee, which approval shall not unreasonably be withheld.

     10.  OPERATION OF THE STATION.
          ------------------------

          10.1 VERIFICATION OF LICENSEE'S CONTROL AND RIGHTS OF LICENSEE.
               ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the period of this Agreement. Licensee shall provide and pay for the General Manager, Chief Operator and Receptionist of the Station, who shall report and be accountable solely to Licensee, shall be responsible for the direction of the day-to-day operation of the Station, and shall maintain the Station's studio and transmission equipment and facilities, including the tower, antenna, transmitter and transmission line, and Station's studio transmitter link. Licensee shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements which Licensee deems unsuitable or contrary to the public interest; the right to preempt any programs in order to broadcast a program deemed by Licensee to be of greater national, regional, or local interest; and the right to take any other actions necessary for compliance with the laws of the United States, the State of Georgia, the rules, regulations, and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee reserves the right to refuse to broadcast any program containing matter which is, or in the reasonable opinion of Licensee may be, violative of any right of any third party or which may constitute a "personal attack" (as that term is defined by the FCC). Licensee agrees that it shall carry its own public service programming at such times as the parties may agree based on the reasonable programming needs of the Programmer. With respect to the operation of the Station, Licensee shall at all times be solely responsible for meeting all of the FCC's requirements with respect to the broadcast and nature of any public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of all programs/issues lists. Licensee expressly acknowledges that its duty to maintain the Station's public inspection file is non-delegable and that Licensee retains sole responsibility for maintenance of such file. Licensee verifies that it shall maintain the ultimate control over the Station's facilities, including control over the finances with respect to its operation of the Station, over the personnel operating the Station, and over the programming to be broadcast by the Station.

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          10.2. VERIFICATION BY PROGRAMMER AND OBLIGATIONS OF PROGRAMMER. The
                --------------------------------------------------------
Programmer will, during the term of this Agreement, provide local news and public affairs programming relevant to the Station's community to assist Licensee in satisfying its obligations to respond to the needs of its community. Programmer will also forward to Licensee within twenty-four (24) hours of receipt by Programmer, any letter from a member of the general public addressing Station programming or documentation which comes into its custody which is required to be included in the Station's public file or which is reasonably requested by Licensee. The Programmer shall furnish within the Programming on behalf of Licensee all station identification announcements required by the FCC rules, and shall, upon request by Licensee, provide monthly documentation with respect to such of the Programmer's programs which are responsive to the public needs and interests of the area served by the Station in order to assist Licensee in the preparation of any required programming reports, and will provide upon request other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer shall cause the Station to transmit any required tests of the Emergency Alert System at such times as are required by FCC rule.

     11.  STATION CALL LETTERS.
          --------------------

          (a) The Programmer shall submit to Licensee any promotional material which will identify the Station by call letters or frequency for approval by Licensee at least two (2) days prior to use of such promotional material by the Programmer. Licensee shall have the right to approve or reject such promotional material, such approval to not be unreasonably withheld. All documentary materials used by the Programmer containing the call letters of the Station, including stationery, bills, rate cards, etc., shall contain a notation that Licensee holds the license for operation of the Station.

          (b) Programmer shall, at Programmer's sole cost and expense, have the right, subject to Licensee's reasonable consent, to cause Licensee to change the call letters of the Station to call letters of Programmer's choosing (the "Call Letters"). License agrees that in the event a closing of the transactions contemplated by the Asset Purchase Agreement described in Section 21.1 hereof
                                                          ------------
does not occur, Licensee shall permit Programmer to use the Call Letters on any radio station of Programmer's choosing. Programmer shall pay all costs and filing fees associated with any change in Station call letters requested by Programmer.

     12.  SPECIAL EVENTS. Licensee shall have the right, in its reasonable
          --------------
discretion, to preempt any of the broadcasts of the Programming referred to herein, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, Licensee will use its best efforts to give the Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming, and, in the event of such preemption, the Programmer shall receive a payment credit for any programming which would have been supplied by it during the time of such broadcasts by Licensee.

     13.  RIGHT TO USE THE PROGRAMMING. The right to use the Programming
          ----------------------------
produced by the Programmer and to authorize its use in any manner and in any media whatsoever shall be at all times be vested solely in the Programmer except as authorized by this Agreement.

     14.  PAYOLA. The Programmer will provide to Licensee in advance of
          ------
broadcast any

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information known to the Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Licensee by the Programmer for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Should the Station determine that an announcement is required by Section 317 of the Communications Act of 1934 and related FCC rules, the Programmer will insert that announcement in the Programming. The Programmer will obtain from its employees responsible for the Programming appropriate anti-payola/plugola affidavits. Commercial matters with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. The Programmer will at all times comply, and seek to have its employees comply, in all material respects with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

     15.  COMPLIANCE WITH LAW. The Programmer will comply in all material
          -------------------
respects with all laws and regulations applicable to the broadcast of programming by the Station.

     16.  INDEMNIFICATION. Each party hereto shall indemnify and hold the other,
          ---------------
its officers, directors, stockholders, partners, affiliates and employees harmless from and against any and all claims, damages, liability, forfeitures, costs and expenses, including reasonable attorneys' fees, arising out of: (i) any breach or non-performance by said party of any of its representations, warranties, covenants or agreements set forth in this Agreement; (ii) any libel, slander, illegal competition or trade practice, violation of rights of privacy, and infringement of copyrights or other proprietary rights; and (iii) any violations of the Communications Act of 1934 or FCC rules resulting from said party's operation of the Station or its programming broadcast thereon.

     17.  EVENTS OF DEFAULT; CURE PERIODS AND REMEDIES.
          --------------------------------------------

          17.1    EVENTS OF DEFAULT. The following shall constitute Events of
                  -----------------
Default under this Agreement:

          17.1.1  NON-PAYMENT. The Programmer's failure to pay the Consideration
                  -----------
within ten (10) days after written notice of a failure to pay said amount when due.

          17.1.2  DEFAULT IN COVENANTS OR ADVERSE LEGAL ACTION. The default by
                  --------------------------------------------
either party in the performance of any material covenant, condition or undertaking contained in this Agreement, and such default is not cured within thirty (30) days after receipt of notice of default, or if either party shall make a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, for reorganization, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 30 days thereafter.

          17.1.3  BREACH OF REPRESENTATION.  If any material representation or
                  ------------------------
warranty made by either party in this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such misrepresentation or breach of

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warranty is not cured within thirty (30) days after receipt of notice of misrepresentation or breach.

          17.2   TERMINATION UPON DEFAULT.  Upon the occurrence of an Event of
                 ------------------------
Default, the non-defaulting party may terminate this Agreement (except to the extent the provisions of Section 21 shall survive as provided therein), provided
                         ----------
that it is not also in material default under this Agreement. If the Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payment credits outstanding in favor of the Programmer, shall immediately become due and payable, and Licensee shall be under no further obligation to make available to the Programmer any broadcast time or broadcast transmission facilities and Licensee shall not be required to return any portion of the Consideration, provided that Licensee agrees, for a period of time not to exceed
               -------------
ninety (90) days, to cooperate reasonably with the Programmer to discharge any remaining obligations of the Programmer in the form of air time following the effective date of termination. Licensee shall retain all revenue for programming, spots, announcements, or features broadcast on the Station after the termination of this Agreement pursuant to this Section 17.2. If Licensee has
                                                   ------------
defaulted in the performance of its obligations, Programmer shall be entitled to cure the default of Licensee, at Licensee's sole cost, and shall be entitled to deduct the cost of said cure from any Consideration which is or may become due; provided, however, that in the event Programmer shall elect to terminate this Agreement, all Consideration paid to Licensee which relates to periods after termination shall immediately become due and payable by Licensee to Programmer.

          17.3   LIABILITIES UPON TERMINATION. The Programmer shall be
                 ----------------------------
responsible broadcast time and transmission facilities of the Station, including, without limitation, indemnification pursuant to Section 16 hereof,
                                                           ----------
accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Programmer's payments to Licensee as provided for herein, or for any other obligations or liabilities of Licensee or the Station unless specifically assumed by the Programmer under this Agreement. Upon termination, the Programmer shall return to Licensee any equipment or property of the Station used by the Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, provided that the Programmer shall have no liability to Licensee for
          -------------
any property of Licensee which through ordinary use became obsolete or unusable, and any equipment purchased by the Programmer, whether or not in replacement of any obsolete or unusable equipment of Licensee, shall remain the property of the Programmer. Provided Programmer is not in default hereof, in the event this Agreement shall terminate as set forth in Section 3.2, Licensee shall pay Programmer a prorated share of the Consideration.

     18.  OPTION TO TERMINATE. The Programmer shall have the right, at its
          -------------------
option, to terminate this Agreement (except to the extent the provisions of
Section 22 shall survive as provided therein) at any time if Licensee preempts
----------
or substitutes other programming for that supplied by the Programmer during ten percent or more of the total hours of operation of the Station in any seven consecutive days. The Programmer shall give Licensee five (5) days written notice of such termination. Each party shall have the right, at its option, to terminate this Agreement upon termination of the Asset Purchase Agreement described in Section 21.
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                                       7

     19.  TERMINATION UPON ORDER OF JUDICIAL OR GOVERNMENTAL AUTHORITY.
          ------------------------------------------------------------

          19.1 CONDUCT OF THE PARTIES. If any court of competent jurisdiction
               ----------------------
or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, each party shall have the option to seek administrative or judicial appeal of or relief from such order(s) (in which event the other party shall cooperate with the party seeking relief from such order and each party shall be responsible for legal fees they have incurred in such proceedings). Notwithstanding the foregoing:

               19.1.1 OF LICENSEE. Licensee is responsible for all costs of
                      -----------
defending the license of the Station to the extent any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, as a result of the conduct or programming of Licensee.

               19.1.1 OF PROGRAMMER. Programmer is responsible for all costs of
                      -------------
defending the license of the Station to the extent any court of competent jurisdiction or any federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any license or authorization held by Licensee for the operation of the Station, advises any party to this Agreement of its intention to investigate or to issue a challenge to or a complaint concerning the activities permitted by this Agreement, or orders the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties to this Agreement of the provision of programming by Programmer, as a result of the conduct or programming of Programmer.

          19.2 EXISTENCE OF THE LMA. If the FCC designates the renewal
               --------------------
application of the Station for a hearing as a consequence of the existence of this Agreement per se or for any reason other than as a result of the conduct or programming of Programmer, Licensee shall be responsible for its expenses incurred as a consequence of the FCC proceeding; provided, however, that the Programmer shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the FCC information relating to the Programmer's performance under this Agreement. Upon termination following such governmental order(s), Licensee shall reasonably cooperate with the Programmer to the extent permitted to enable the Programmer to fulfill advertising or other programming contracts then outstanding. Licensee shall retain all revenue for programming, spots, announcements, or features broadcast on the Station after the termination of this Agreement pursuant to such governmental order(s).

     20.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          20.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each of Licensee and the
               -------------------------------------
Programmer represents to the other that (a) it is, or as of the Commencement Date will be, an entity legally qualified and in good standing in all applicable jurisdictions and is or, as of the Commencement Date will be, qualified to do business and in good standing with the State of Georgia (b) it is fully qualified, empowered, and able to enter into this Agreement, (c) this Agreement has been approved by all necessary corporate and partnership action and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with the terms of this Agreement subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally; and (d) the execution, delivery and performance hereof does not constitute a breach or violation of any agreement, contract or other obligation to which such party is subject or by which it is bound.

          20.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE. Licensee
               -----------------------------------------------------
makes the following additional representations, warranties and covenants:

               20.2.1  AUTHORIZATIONS. Licensee owns and holds all licenses and
                       --------------
other permits and authorizations necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be in full force and effect for the entire term, unimpaired by any acts or omissions of Licensee, its principals, employees or agents. There is not now pending or, to Licensee's best knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations, and, to Licensee's best knowledge, no event has occurred that allows or, after notice or lapse of time or both, would allow, the revocation or termination of such license, permits or authorizations or the imposition of any restriction thereon of such a nature that may limit the operation of the Station as presently conducted. Licensee has no reason to believe that any such license, permit or authorization will not be renewed during the term of this Agreement in its ordinary course. Licensee is not in violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which default or violation would have an adverse effect on Licensee or its assets or on its ability to perform this Agreement.

               20.2.2  FILINGS. All material reports and applications required
                       -------
to be filed with the FCC or any other governmental agency, department or body in respect of the Station have been, and in the future will be, filed in a timely manner and are and will be true and complete and accurately present the information contained therein. All such reports and documents, to the extent required to be kept in the public inspection files of the Station, are and will be kept in such files. Upon request by Licensee, Programmer shall provide in a timely manner any such information in its possession which will enable Licensee to prepare, file or maintain the records and reports required by the FCC.

               20.2.3 FACILITIES.  Subject to the terms hereof, the Station's
                      ----------
facilities will be maintained at the expense of Licensee and will comply and be operated, in all material respects, in accordance with the maximum facilities permitted by the FCC authorizations for the Station and with good engineering standards necessary to deliver a high quality technical signal to the area served by the Station, and with all applicable laws and regulations (including the requirements of the Communications Act of 1934 and the rules, regulations, policies and procedures of the FCC promulgated thereunder). All capital expenditures reasonably required to maintain the quality of the Station's signal shall be made promptly at the expense of Licensee, subject to prompt reimbursement by Programmer if such expenditures are undertaken in furtherance of the improved or continued delivery of Programmer's Programming over the Station and Programmer has consented to such reimbursement in advance.

                 20.2.4  TITLE TO PROPERTIES. Licensee has, and will throughout
                         -------------------
the term hereof maintain, good and marketable title to all of the assets and properties including, without limitation, real property, used in the operation of the Station, free and clear of any liens, claims or security interests that would affect adversely Licensee's performance hereunder or the business and operations of Programmer permitted hereby. Licensee will not dispose of, transfer, assign or pledge any such asset, except with the prior written consent of Programmer, if such action would affect adversely Licensee's performance hereunder or the business and operations of Programmer permitted hereby.

                 20.2.5  PAYMENT OF OBLIGATIONS. Licensee shall pay in a timely
                         ----------------------
fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments attributable to the operations of the Station, as they come due from and after the effective date of this Agreement, to the extent failure to do so will affect Programmer's rights under this Agreement.

                 20.2.6  INSURANCE. Licensee will maintain in full force and
                         ---------
effect throughout the term of this Agreement insurance with responsible and reputable insurance companies fire and extended coverage and liability insurance and such other insurance as may be required by law. Except as otherwise permitted by the Purchase Agreement, any insurance proceeds received by Licensee in respect of damaged property will be used to repair or replace such property so that the operations of the Station conform with this Agreement.

          20.3.  PROGRAMMER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
                 ------------------------------------------------------

                 20.3.1  COMPLIANCE WITH 47 C.F.R. SEC. 73.3555(a)(2)(ii).
                         ------------------------------------------------
Programmer hereby verifies that this Agreement complies with the FCC's restrictions on local and national multiple station ownership set out in Section 73.3555(a)(1) and (e)(1) of the FCC Rules.

                 20.3.2  COMPLIANCE WITH APPLICABLE LAW. Programmer's
                         ------------------------------
performance of its obligations under the Agreement and its furnishing of Programming will be in compliance with, and will not violate, any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency.

                 20.3.3  FCC QUALIFICATIONS. Programmer has no knowledge after
                         ------------------
due inquiry of any facts concerning Programmer or any other person with an attributable interest in Programmer (as such term is defined under the Rules and Regulations of the FCC) which, under present law (including the Communications Act of 1934, as amended ("the Act")) and the Rules and Regulations of the FCC, would disqualify Programmer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement; or raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Programmer's qualifications.

                 20.3.4  COMPLIANCE WITH COPYRIGHT ACT. Programmer represents
                         -----------------------------
and warrants that Programmer has full authority to broadcast its programming on the Station and the Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. Programmer acknowledges that it is solely responsible for payment of any public performance music license fees or royalties for music contained in the Programming, spots, announcements, features or any other programming of Programmer including, without limitation, fees payable to ASCAP, BMI and/or SESAC.

     21.  PUT AND CALL RIGHTS FOR THE STATION.
          -----------------------------------

          21.1   PUT RIGHT. At any time after September 30, 1999 that Programmer
                 ---------
is programming the Station pursuant to this Agreement and Licensee is not in default under this Agreement, Licensee may require Programmer to purchase the assets of the Station ("the Put Right") on the terms and conditions set forth in the Asset Purchase Agreement attached hereto as Exhibit "A" and incorporated herein by reference (the "Asset Purchase Agreement").

          21.2   CALL RIGHT. At any time after May 31, 2003 and on or before
                 ----------
September 30, 2003, and provided Programmer is not in default under this Agreement, Programmer may purchase the assets of the Station ("the Call Right") on the terms and conditions set forth in the Asset Purchase Agreement.

          21.3   EXERCISE OF PUT OR CALL.  The Put Right may only be exercised
                 -----------------------
by the Licensee's delivery to the Programmer of written notice of exercise of the Put Right and the Call Right may only be exercised by Programmer's delivery to the Licensee of written notice of exercise of the Call Right (in either case, the "Exercise Notice"). The Exercise Notice shall state that the Put Right or Call Right, as the case may be, is exercised without condition or qualification other than (i) the receipt by Programmer of updated schedules to the Asset Purchase Agreement reasonably satisfactory to Programmer, (ii) the receipt of any required approval of the FCC for the assignment of the Station's FCC licenses pursuant hereto, and (iii) the satisfaction of all conditions set forth in the Asset Purchase Agreement. Within five (5) business days following delivery of the Exercise Notice, Licensee shall deliver updated schedules to the Asset Purchase Agreement to Programmer, and Programmer shall have five (5) business days thereafter to review such schedules. In the event (y) the updated schedules discloses information that Programmer reasonably determines would have a material adverse effect on the Station after Programmer's acquisition of the station and (z) the information (i) was not known by Programmer at the time of entering into this Agreement or (ii) discloses a change in the Station caused by Licensee; the Programmer may elect not to proceed with the purchase; provided however, that Programmer's election not to proceed may be made only after Licensee has been given a reasonable period of time to remedy or cure the matters at issue and such matters cannot be remedied or cured to the reasonable satisfaction of Programmer. If Programmer elects to proceed with the purchase, Licensee and Programmer shall execute the Asset Purchase Agreement and diligently proceed pursuant to the provisions contained therein.

          21.4  SURVIVAL OF PUT/CALL RIGHTS UPON TERMINATION OF PROGRAMMING
                -----------------------------------------------------------
                ARRANGEMENT.
                -----------

                (a) In the event Programmer's right to program the Station under this Agreement is terminated prior to September 30, 2002 for any reason other than the fault or default of Programmer, (i) the Put Right shall terminate, and (ii) Programmer may, within thirty (30) days following such termination, give notice, pursuant to Section 21.3 hereof, of its intention to
                                      ------------
purchase the assets of the Station on the terms and conditions set forth in the Asset Purchase Agreement; provided, however, in no event shall the closing of the purchase occur earlier than January 2, 2000. In the event Programmer does not give such notice within such thirty (30) day period, the Call Right shall terminate.

                (b) In the event Programmer's right to program the Station under this Agreement is terminated prior to September 30, 2002 by reason of the fault or default of Programmer, (i) the Call Right shall terminate, and (ii) Licensee may, within thirty (30) days following such termination, give notice, pursuant to Section 21.3 hereof, of its intention to require Programmer to
            ------------
purchase the assets of the Station on the terms and conditions set forth in the Asset Purchase Agreement; provided, however, in no event shall the closing of the purchase occur earlier than January 2, 2002. In the event Licensee does not give such notice within such thirty (30) day period, the Put Right shall terminate.

          21.5  LICENSEE'S WARRANTIES. Licensee warrants and represents to
                ---------------------
Programmer that:

                (a) At Closing (as defined in the Asset Purchase Agreement) Licensee will have, good, marketable and indefeasible title to and full power of disposition over the Sale Assets (as defined in the Asset Purchase Agreement), and the full right to sell and transfer to Programmer all of the Sale Assets without the requirement of obtaining the consent or approval of any other person, entity, agency or authority except the FCC.

                (b) Except for any liens created by the recording of this Agreement, the Sale Assets will be free of all liens, claims, debts or other encumbrances at Closing.

          21.6. LICENSEE'S COVENANTS. Licensee covenants that, commencing on the
                --------------------
Commencement Date hereof and continuing through the term of the Put Right and the Call Right, the Station shall be operated in accordance with the covenants set forth in Section 5.1 of the Asset Purchase Agreement, which covenants are
             -----------
incorporated herein by reference.

     22.  RIGHT OF FIRST REFUSAL/DUE DILIGENCE.
          ------------------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall be non-binding on the parties hereto in the event JBA exercises its right of first refusal as set forth in the TBA; provided, however, in the event JBA does not exercise its right of first refusal as set forth in the TBA, this Agreement shall be fully effective and binding on the parties hereto. Licensee agrees to deliver a fully executed copy of this Agreement to JBA within two (2) business days of the joint execution of this Agreement. Licensee shall promptly deliver to Programmer written notice ("Exercise Notice") of JBA's exercise of its right of first refusal or its failure to exercise its right of first refusal as set forth in the TBA.

          (b) Notwithstanding anything in this Agreement to the contrary, Programmer shall have forty-five (45) calendar days ("Diligence Period") from the date of Programmer's receipt of the Exercise Notice notifying Programmer that JBA has failed to exercise its right of first refusal to conduct any due diligence it requires. Should Programmer determine, in Programmer's sole and absolute discretion and within the aforementioned Diligence Period, that the Station is not acceptable for any reason, Programmer shall, on or before the expiration of the Diligence Period, notify Licensee in writing of Programmer's decision to terminate this Agreement ("Diligence Notice"), in which event this Agreement shall be canceled with no further obligation of any party hereto. Notwithstanding anything in this Agreement or the Asset Purchase Agreement to the contrary, Programmer's failure to deliver the Diligence Notice within the Diligence period shall not constitute a waiver of or otherwise diminish the enforceability of any warranty of Licensee hereunder or under the Asset Purchase Agreement.

     23.  MODIFICATION AND WAIVER.  No modification or waiver of any provision
          -----------------------
of this Agreement shall be effective unless made in writing and signed by the party adversely affected, and any such waiver and consent shall be effective only in the specific instance and for the purpose for which such consent was given.

     24.  NO WAIVER: REMEDIES CUMULATIVE.  No failure or delay on the part of
          ------------------------------
Licensee or the Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

     25.  CONSTRUCTION.  This Agreement shall be construed in accordance with
          ------------
the laws of the State of Georgia. The obligations of the parties to this Agreement are subject to all federal, state or local laws or regulations, including those of the FCC, now or hereafter in force.

     26.  HEADINGS.  The headings contained in this Agreement are included for
          --------
convenience only and shall not in any way alter the meaning of any provision.

     27.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their respective successors and assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that Programmer may assign its rights and obligations, or any of them, to an entity controlled directly or indirectly by Edward G. Atsinger III and Stuart W. Epperson without the prior written consent of Licensee.

     28.  COUNTERPART SIGNATURES.  This Agreement may be signed in one or more
          ----------------------
counterparts, each of which shall be deemed a duplicate original and be binding on the parties to this Agreement.

     29.  NOTICES.  Any notice required hereunder shall be in writing and shall
          -------
be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile or similar means of communication, addressed as follows:

     If to Licensee, to:

                    Cherokee Broadcasting, Inc.
                    1353 13th Avenue
                    Columbus, Georgia 31901
                    Attn: Mr. Charles McClure, Sr.
                    Telephone: (706) 324-0338
                    Facsimile:

               Copy to:

                    Mr. John E. Griffin, Esq.
                    Fortson, Bently & Griffin, P.A.
                    440 College Avenue North, Suite 220
                    Atlanta, Georgia 30613
                    Telephone:  (706) 548-1151
                    Facsimile:  (706) 548-8113

     If to the Programmer, to:

                    c/o Salem Communications Corporation
                    4800 Santa Rosa Road
                    Suite 300
                    Camarillo, CA  9301230613
                    Telephone: (805) 987-0400
                    Facsimile No.: (805) 482-7290
                    Attention:   Eric H. Halvorson
                                 Executive Vice President

               Copy to:

                    Salem Communications Corporation
                    4880 Santa Rosa Road, Suite 300
                    Camarillo, California  93012
                    Telephone: (805) 987-0400
                    Facsimile No.: (805) 482-7290
                    Attention: Jonathan L. Block, Esq.
                               Corporate Counsel

     30.  EXPENSES; ATTORNEY'S FEES.  In the event any action is filed with
          -------------------------
respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the action, including without limitation reasonable attorney's fees.

     31.  ENTIRE AGREEMENT.  This Agreement embodies the entire agreement
          ----------------
between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof.

     32.  SPECIFIC PERFORMANCE.  Licensee acknowledges that the Station is of a
          --------------------
special, unique, and extraordinary character, and that any breach of this Agreement by Licensee could not be compensated for by damages. Accordingly, if Licensee shall breach its obligations under this Agreement, Programmer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Licensee to fulfill its obligations under this Agreement. In any action by Programmer to equitably enforce the provisions of this Agreement, Licensee shall waive the defense that there is an adequate remedy at law or equity and agrees that Programmer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

     33.  BROKERAGE FEES.  Any and all commissions, fees, costs, and expenses
          --------------
and related amounts due Questcom Media Brokerage and any other broker, agent, finder or other similarly situated party arising out of the transactions set forth in this Agreement, shall be paid and borne exclusively by Licensee.

     34.  TIME OF THE ESSENCE.  Time is of the essence with respect to all
          -------------------
rights and obligations of this Agreement.

     35.  RESOLUTION OF CLAIMS AND DISPUTES.
          ---------------------------------

Regardless of the place of execution, this Agreement shall be deemed to be a contract made in Atlanta, Georgia and shall be interpreted as a contract to be performed wholly in the State of Georgia . The law of the State of Georgia shall be applied without regard to the principles of conflicts of laws. Each party expressly waives any presumption or rule, if any, which requires this Agreement and/or any other Agreement to be construed against the drafting party. Any claims or disputes arising out of or relating to this Agreement shall be resolved only by mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by arbitration in accordance with the Rules of Procedure for Commercial Arbitration of the American Arbitration Association and any award therefrom shall be rendered by the arbitrators as a judgment in any trial court having jurisdiction in the city of Atlanta, Georgia, or of any other court having competent jurisdiction.


                        {Signatures on following page.}

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"LICENSEE"                              "PROGRAMMER"

CHEROKEE BROADCASTING, INC.             SALEM MEDIA OF GEORGIA, INC.


By: /s/ C.A. McClure Jr.                By: /s/ Eric H. Halvorson
   -----------------------------           --------------------------------
Name: C.A. McClure Jr.                       Eric H. Halvorson
Title: President                             Vice President

                                   GUARANTY

Salem Communications Corporation ("Guarantor"), as the sole shareholder of Salem Media of Georgia, Inc. ("Programmer"), hereby absolutely and unconditionally guarantees the following (the "Guaranteed Obligations"):

     (a) the punctual and full payment when due of all the obligations of Programmer in connection with the Agreement and all documents and agreements executed in connection with the Agreement (collectively, the "Agreements"); it being the intention of Guarantor that this guaranty be an absolute and unconditional guarantee of payment; and

     (b) the performance and observance by Programmer of all its obligations and covenants under the Agreements.

Guarantor further agrees that the guaranty will not be discharged or affected by the fact that the Guaranteed Obligations or any of them shall be invalid or unenforceable for any reason. The guaranty shall be liberally construed in favor of Licensee. Guarantor hereby waives any right to require payment of the Guaranteed Obligations by Programmer, or to require Licensee to proceed against any collateral or escrow for the Guaranteed Obligations, or to require any action or proceeding against Programmer on the Guaranteed Obligations, or otherwise to require Licensee to exhaust any and all remedies against Programmer or any other person before proceeding against Guarantor on the guaranty.

                                  SALEM COMMUNICATIONS CORPORATION



                                  By: /s/ Eric H. Halvorson
                                     -----------------------------
                                      Eric H. Halvorson
                                      Executive Vice President

                                  SCHEDULE 2
                                  ----------

                                     FEES
                                     ----

     (a) On or before the first day of each month commencing on the Commencement Date, Programmer shall pay Licensee a fee of $206,666.67.

     (b) From and after the Commencement Date, Programmer shall pay Licensee a facility fee for all costs and expenses associated with or arising out of the operation of the Station ("Station Expenses") including the cost to maintain the station's transmitter and antennas, premiums for insurance, and the cost and expense of all utilities for the operation of the Station. Notwithstanding the preceding sentence, "Station Expenses" shall not include any cost or expenses associated with employment, including salaries, taxes, insurance and related costs, of employees unless the FCC shall require Licensee to employ employees in addition to those currently employed. All Station Expenses shall be due and payable not later than fifteen (15) days after Programmer's receipt of written itemizations of said expenses.

                                  SCHEDULE 7
                                  ----------

     The Programmer agrees to cooperate with Licensee in the broadcasting of programs in a manner consistent with the standards of Licensee, as set forth below:

     1.  ELECTION PROCEDURES.  At least 90 days before the start of any primary
         -------------------
or regular election campaign, the Programmer will coordinate with Licensee's General Manager the rate the Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy. Throughout a campaign, the Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify Licensee's General Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

     2.  REQUIRED ANNOUNCEMENTS.  The Programmer shall broadcast (i) an
         ----------------------
announcement in a form satisfactory to Licensee at the beginning of each hour to identify the Station, (ii) an announcement at the beginning and end of each program, and hourly, as appropriate, to indicate that program time has been purchased by the Programmer, and (iii) any other announcement that may be required by law, regulation, or Station policy.

     3.  COMMERCIAL RECORDKEEPING.  The Programmer shall maintain such records
         ------------------------
of the receipt of, and provide such disclosure to Licensee of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

     4.  NO ILLEGAL ANNOUNCEMENTS.  No announcements or promotion prohibited by
         ------------------------
federal or state law or regulation of any lottery, game or contest shall be made over the Station.

     5.  LICENSEE DISCRETION PARAMOUNT.  In accordance with Licensee's
         -----------------------------
responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Licensee reserves the right to reject or terminate any advertising or other programming proposed to be presented or being presented over the Station which is in conflict with law, regulation, Station policy or which in the reasonable judgment of Licensee or its General Manager would not serve the public interest.

     6.  INDECENCY HOAXES.  No programming violative of applicable laws and
         ----------------
rules concerning indecency or hoaxes will be broadcast over the Station.

     7.  CONTROVERSIAL ISSUES.  Any broadcast over the Station concerning
         --------------------
controversial issues of public importance shall comply with the then current FCC rules and policies.

     8.  SPOT COMMERCIALS.  The Programmer will provide, for attachment to the
         ----------------
Station logs, a list of all commercial announcements carried during its programming.

     Licensee may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby. In any case where questions of policy or interpretation arise, the Programmer shall notify Licensee before making any commitments to broadcast any programming affected by such issues.

                              EXHIBIT "A" TO THE
                        LOCAL PROGRAMMING AND MARKETING
                            AGREEMENT AND PUT/CALL
                                   AGREEMENT



                           ASSET PURCHASE AGREEMENT
                           ------------------------
                          (WGST-FM, Canton, Georgia)

     This AGREEMENT (the "Agreement") is dated as of _______________, by and between CHEROKEE BROADCASTING CO., INC. ("Seller") and SALEM MEDIA OF GEORGIA, INC. ("Buyer").

                                   RECITALS:
                                   ---------

     1. Seller owns and operates radio station WGST-FM licensed to Canton, Georgia (the "Station"), and holds the licenses and authorizations issued by the FCC for the operation of the Station.

     2. Buyer desires to acquire certain assets of the Station, and Seller is willing to convey such assets to Buyer.

     3.  The acquisition of the Station is subject to prior approval of the FCC.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  TERMINOLOGY
                                  -----------

     1.1  Act.  The Communications Act of 1934, as amended.
          ----

     1.2  Adjustment Amount.  As provided in Section 2.7(b), the amount by which
          ------------------                 --------------
Buyer's account is to be credited or charged, as reflected on the Adjustment
List.

     1.3  Adjustment List.  As provided in Section 2.7(b), an itemized list of
          ----------------                 --------------
all sums to be credited or charged against the account of Buyer, with a brief explanation in reasonable detail of the credits or charges.

     1.4  Assumed Obligations.  Such term shall have the meaning defined in
          --------------------
Section 2.3.
------------

     1.5  Business Day.  Any calendar day, excluding Saturdays and Sundays, on
          -------------
which federally chartered banks in the city of Camarillo, California, are regularly open for business.

     1.6  Buyer's Threshold Limitation.  As provided in Section 9.3(b), the
          -----------------------------                 --------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Seller shall be obligated to indemnify Buyer. The Buyer's Threshold Limitation shall be Ten Thousand Dollars ($10,000).

     1.7  Closing.  The closing with respect to the transactions contemplated by
          --------
this Agreement.

     1.8  Closing Date.  The date determined as the Closing Date as provided in
          -------------
Section 8.1.
-----------

     1.9  Documents.  This Agreement and all Exhibits and Schedules hereto, and
          ----------
each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

     1.10 Earnest Money.  The amount of Seven Hundred Fifty Thousand Dollars
          --------------
($750,000).

     1.11 Environmental Assessment.  Such term shall have the meaning defined
          -------------------------
in Section 5.10.
   ------------

     1.12 Environmental Laws.  The Comprehensive Environmental Response
          -------------------
Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

     1.13 Escrow Agent.  (To be determined.)
          -------------

     1.14 Escrow Agreement.  The Escrow Agreement in the form attached as
          -----------------
Exhibit A which Seller, Buyer and the Escrow Agent have entered into
---------
concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

     1.15  Excluded Assets.  Such term shall have the meaning defined in Section
           ----------------                                              -------
2.2.
----

     1.16  FCC.  Federal Communications Commission.
           ----

     1.17  FCC Licenses.  The licenses, permits and authorizations of the FCC
           -------------
for the operation of the Station as listed on Schedule 3.8.
                                              -------------
     1.18  FCC Order.  An action, order or decision of the FCC granting its
           ----------
consent to the assignment of the FCC Licenses to Buyer.

     1.19  Final Action.  An action of the FCC that has not been reversed,
           -------------
stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua
                                                                            ---
sponte action of the FCC with comparable effect is pending and as to which the
------
time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.
                       ----------

     1.20  Hazardous Materials.  Toxic materials, hazardous wastes, hazardous
           --------------------
substances, pollutants or contaminants, asbestos or asbestos-related products, polychlorinated biphenyls ("PCBs"), petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

     1.21  Indemnified Party.  Any party described in Section 9.3(a) or 9.4(a)
           ------------------                         --------------    ------
against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

     1.22  Indemnifying Party.  The party to the Agreement (not the Indemnified
           -------------------
Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

     1.23  Lien.  Any mortgage, deed of trust, pledge, hypothecation, security
           -----
interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

     1.24  LMA.  The Local Programming and Marketing Agreement by and between
           ----
Buyer and Seller relative to the programming of the Station.

     1.25  Material Adverse Condition.  A condition which would materially
           ---------------------------
restrict, limit, increase the cost or burden of or otherwise adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Station or the proceeds therefrom; provided, however, that any condition which requires that the Station be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Station shall not be deemed a Material Adverse Condition.

     1.26  OSHA Laws.  The Occupational Safety and Health Act of 1970, as
           ----------
amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

     1.27  Permitted Encumbrances.  For purposes hereof, "Permitted
           -----------------------
Encumbrances" shall mean (i) easements, restrictions, and other similar matters which will not adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics, materialmen's, carriers', warehousemen's, landlords' or other similar liens in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; (iv) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business: and (v) liens or mortgages that will be released at Closing; (vi) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not adversely affect the use of the Real Property in the ordinary course of business.

     1.28  Permitted Lien.  Any statutory lien which secures a payment not yet
           ---------------
due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it has been and is now conducted.

     1.29  Purchase Price.  The consideration to be paid by Buyer to Seller for
           ---------------
purchase of the Sale Assets in an amount equal to Thirty One Million Dollars ($31,000,000).

     1.30  Real Property.  Such term shall have the meaning defined in Section
           --------------                                              -------
3.7.
----

     1.31  Rules and Regulations.  The rules of the FCC as set forth in Volume
           ----------------------
47 of the Code of Federal Regulations, as well as such other policies of the Commission, whether contained in the Code of Federal Regulations, or not, that apply to the Station.

     1.32  Sale Assets.  All of the tangible and intangible assets to be
           ------------
transferred by Seller to Buyer as set forth in Section 2.1.
                                               ------------
     1.33  Seller's Threshold Limitation.  As provided in Section 9.4(b),  the
           ------------------------------                 --------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before Buyer shall be obligated to indemnify Seller. The Seller's Threshold Limitation shall be Ten Thousand Dollars ($10,000).

     1.34  Station Agreements.  The agreements, commitments, contracts, leases
           -------------------
and other items described in Section 2.1(d) which relate to operation of the
                             --------------
Station.

     1.35  Survival Period.  The term following the Closing Date during which
           ----------------
all representations, warranties, covenants and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

     1.36  Tangible Personal Property.  The personal property described in
           ---------------------------
Section 2.1(a).
--------------

     1.37  Tower Coordinates.  Such term shall have the meaning defined in
           ------------------
Section 3.15 hereof.
------------

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE
                               -----------------

     2.1   Sale Assets.  On the Closing Date, Seller will sell, transfer, assign
           ------------
and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens, all of Seller's right, title and interest, legal and equitable, in and to the tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Station as specifically set forth in the following:

           (a)  Tangible Personal Property.  All equipment, parts, supplies,
                ---------------------------
furniture, fixtures and other tangible personal property now or hereinafter owned by Seller and used in the operation of the Station including, but not limited to the tangible personal property listed on Schedule 3.6, together with
                                                    ------------
such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement;

          (b)  Real Property.  Except as provided on Schedule 3.7, Seller's
               --------------                        ------------
interests in the Real Property including, without limitation, all right, title and interest of Seller in and to the Station's transmitting facilities;

          (c)  Licenses and Permits.  The FCC Licenses and all other assignable
               ---------------------
or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Station;

          (d)  Station Agreements.  All agreements which are listed on Schedule
               -------------------                                     --------
3.9 as agreements which Buyer elects to assume; any renewals, extensions,
---
amendments or modifications of those agreements being assumed which are made in the ordinary course of Seller's operation of the Station and in accordance with the terms and provisions of this Agreement;

          (e)  Records.  True and complete copies of all of the books, records,
               --------
accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Station (other than corporate records);

          (f)  Miscellaneous Assets.  Any other tangible or intangible asset,
               ---------------------
properties or rights of any kind or nature not otherwise described in this
Section 2.1 and now or hereinafter owned or used by Seller in the operation of
-----------
the Station including, but not limited to, goodwill, call letters, slogans and other intellectual property of the Station.

     2.2  Excluded Assets.  Notwithstanding any provision of this Agreement to
          ----------------
the contrary, Seller shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"):

          (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent Seller receives a credit therefor under Section 2.7, in which event the deposit shall be included as part of the
      -----------
Sale Assets), all inter-company receivables from any affiliate of Seller and all other accounts receivable, bank deposits and securities held by Seller in respect of the Station at the Closing Date.

          (b) Any and all claims of Seller with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

          (c) All prepaid expenses (except to the extent Seller receives a credit therefor under Section 2.7, in which event the prepaid expense shall be
                      -----------
included as part of the Sale Assets).

          (d)  All contracts of insurance and claims against insurers.

          (e) All employee benefit plans and the assets thereof and all employment contracts.

          (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

          (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement; all tangible personal property not specifically assumed by Buyer pursuant to Section 2.1(a) above.

          (h) Seller's corporate records except to the extent such records pertain to or are used in the operation of the Station, in which case Seller shall deliver accurate copies thereof to Buyer.

          (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1(d), above.
                             --------------

          (j)  All real property not specifically assumed by Buyer pursuant to
Section 2.1(b) above.
--------------

     2.3  Assumption of Liabilities.
          --------------------------

          (a) At the Closing, Buyer shall assume and agree to perform, without duplication of Seller's performance, the following liabilities and obligations of Seller (the "Assumed Obligations"):

               (i) Current liabilities of Seller for which Buyer receives a credit pursuant to Section 2.7, but not in excess of the amount of such credit.
                   -----------

               (ii) Liabilities and obligations arising under the Station Agreements, if any, assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

          (b) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

     2.4  Earnest Money.
          --------------

          (a) Concurrently with the execution of this Agreement, Buyer has deposited with Escrow Agent under the Escrow Agreement, in immediately available funds, the Earnest Money. The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

          (b) If Closing does not occur, the Earnest Money shall be delivered to Seller or returned to Buyer in accordance with Section 10.2, and if Closing
                                                  ------------
does occur, the Earnest Money shall be applied to payment of the Purchase Price at Closing as provided in Section 2.5.
                          -----------
     2.5  Payments.
          ---------

          (a)  The Purchase Price shall be paid by Buyer as follows:

               (i) At the Closing, the Earnest Money shall, subject to execution and delivery of the closing documents described in Section 8.2, become
                                                             -----------
the property of Seller and shall, pursuant to the Escrow Agreement, be disbursed to Seller by cashier's check or wire transfer of immediately available funds.

               (ii) At the Closing the Purchase Price, less the amount of the Earnest Money disbursed to Seller, shall be paid to Seller at Closing by wire transfer of immediately available funds.

          (b) Buyer shall pay to Seller, or Seller shall pay to Buyer, the Adjustment Amount in accordance with Section 2.7.
                                     -----------
     2.6  Allocation of the Purchase Price.  Prior to Closing, Buyer and Seller
          ---------------------------------
shall agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation (S) 1.1060-1T. Seller and Buyer acknowledge that the allocation will be the result of arms length bargaining regarding the fair value of the Sale Assets; not materially different in result from the results of an independent appraisal undertaken by Seller at its expense.

     2.7  Adjustment of Purchase Price.
          -----------------------------

          (a) Except as provided in the LMA, all operating income and operating expenses of the Station shall be adjusted and allocated between Seller and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Station on or before the Closing Date shall be for the account of Seller, and all income and expenses attributable to the operation of the Station after the closing Date shall be for the account of Buyer.

          (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.7 shall be made
                                                      -----------
in accordance with generally accepted accounting principles.

          (c) For purposes of making the adjustments pursuant to this Section, Buyer shall prepare and deliver the Adjustment List to Seller within thirty (30) days following the Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. The Adjustment List shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Buyer, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. In the event Seller disagrees with the Adjustment Amount determined by Buyer or with any other matter arising out of this subsection, and Buyer and Seller cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such party does not prevail on the disputed matters decided by the accountants.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     3.1  Organization and Good Standing.  Seller is a corporation, validly
          -------------------------------
existing and in good standing under the laws of the State of Georgia. Seller has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

     3.2  Authorization and Binding Effect of Documents.  The execution and
          ----------------------------------------------
delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3.3  Absence of Conflicts.  The execution and delivery of, and the
          ---------------------
performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby:

          (a) do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any Lien other than a Permitted Lien on any of the Sale Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Seller;

          (b) do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the Articles of Incorporation or Bylaws of Seller or pursuant to any lease, agreement, commitment or other instrument which Seller is a party to, or bound by, or by which any of the Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Sale Assets.

     3.4  Governmental Consents and Consents of Third Parties.  Except for such
          ----------------------------------------------------
consents as are required by the FCC and as are disclosed on Schedule 3.9, to
                                                            ------------
Seller's actual knowledge, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature to which Seller is a party or by which it is bound or by which the Sale Assets are bound or to which they are subject to, the failure of which to obtain would have a material adverse effect on the Sale Assets or the operation of the Station.

     3.5  Sale Assets.  The Sale Assets include all of the assets, properties
          -----------
and rights of every type and description, real, personal and mixed, tangible and intangible, that are used to a material extent in the conduct of the business of owning and operating the Station in the manner in which that business is now conducted, with the exception of the Excluded Assets and any asset owned by Buyer and used in the operation of the Station pursuant to the LMA.

     3.6  Tangible Personal Property.  Except for supplies and other incidental
          ---------------------------
items which in the aggregate are not of material value and studio equipment, the list of Tangible Personal Property set forth on Schedule 3.6 is a complete and
                                                ------------
correct list of all of the items of tangible personal property (other than Excluded Assets and any asset owned by Buyer and used in the operation of the Station pursuant to the LMA) used to a material extent in the operation of the Station in the manner in which it is now operated. Except as set forth on
Schedule 3.6:
------------

          (a) Seller has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

          (b) The Tangible Personal Property has been maintained in accordance with industry practices and is in good operating condition subject to ordinary wear and tear.

          (c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses.

          (d) Seller has no knowledge of any defect in the condition or operation of any item of the Tangible Personal Property which is reasonably likely to have a material adverse effect on the operation of the Station.

     3.7  Real Property.
          --------------

          (a)  The real property described on Schedule 3.7 constitutes a
                                              ------------
complete and correct summary description in all material respects of all of the interests in real estate (other than any real property leased by Seller pursuant to a lease described in Schedule 3.9) used to any extent in the operation of the
                        ------------
Station in the manner in which it has been and is now operated. Said real property, together with all improvements affixed thereto, is herein defined as the "Real Property."

          (b) Seller does not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Real Property within the past four (4) months which shall not be paid in full on or before Closing. There is no work being done at or materials being supplied to the Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion thereof of no more than Ten Thousand Dollars ($10,000).

          (c) To the best of Seller's knowledge the present use of the Real Property is in compliance with all applicable zoning codes in effect as of the date hereof, and Seller has not received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. The Real Property is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except as set forth on Section 3.9, Seller has not made any other agreement for the sale or lease
   -----------
of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property, and Seller has not subjected the Real Property to any liens (other than Permitted Liens), easements, rights, duties, obligations, convenants, conditions, restrictions, limitations or agreements not of record.

     3.8  FCC Licenses.  Seller is the holder of the FCC Licenses listed on
          -------------
Schedule 3.8, and except as set forth on such Schedule, the FCC Licenses (i) are
------------
valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Station in all material respects as now operated, and (ii) constitute all the current licenses and authorizations issued by the FCC to Seller for or in connection with the current operation of the Station. Seller has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station. The Station is being operated at full authorized power, in accordance with the terms and conditions of the FCC Licenses applicable to it and in accordance with the Rules and Regulations. No proceedings are pending or, to the knowledge of the Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general. Seller has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Station, and all such reports, applications and documents are complete and correct in all material respects. Seller has no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against Seller which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment.
There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Station or its operation. Complete and accurate copies of all FCC Licenses are attached as a part of Schedule 3.8. The "Public
                                              ------------
Inspection File" of the Station is complete and in substantial and material compliance with Section 73.3526 of the Rules and Regulations.

     3.9  Station Agreements.
          -------------------

          (a)  Schedule 3.9 sets forth an accurate and complete list of all
               ------------
material agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto which the Station or its assets or properties are bound by, except (A) employee benefit plans and employment contracts, (B) contracts for the sale of time on the Station, and (C) contracts which are cancelable by Seller or its assignee without breach or penalty on not more than sixty (60) days' notice. Complete and correct copies of all such agreements, contracts, arrangements or commitments that are in writing, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

          (b) Except as set forth in the Schedules, and with respect to all Station Agreements being assumed by Buyer, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach of or in material default under any Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Station; and (iv) Seller holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

          (c)  Schedule 3.9 indicates, for each Station Agreement listed thereon
               ------------
which is being assumed by Buyer, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

     3.10 Litigation.  There are no claims, investigations or administrative,
          -----------
arbitration or other proceedings pending or, to the actual knowledge of Seller, threatened against Seller which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Sale Assets or the operation of the Station, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Sale Assets or operation of the Station. There are no existing or, to the actual knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency affecting Seller, the Station or any of the Sale Assets.

     3.11  Labor Matters.
           --------------
           (a) Seller is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of Seller.

           (b)  With respect to the Station:

                (i) There is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Seller, threatened against the Station;

                (ii) There are neither pending nor, to the actual knowledge of Seller threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings between Seller and any employees of the Station or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Station which have had or are reasonably likely to have a material adverse effect on the operation of the Station;

                (iii) (A) Seller is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions except for such non-compliance which individually or in the aggregate would not have a material adverse effect on the business or financial condition of the Station; (B) Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (C) Seller is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing except for such liability which individually or in the aggregate would not have a material adverse effect on the business or financial condition of the Station;

                (iv) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Seller.

     3.12  Employee Benefit Plans.  Buyer's consummation of the transactions
           -----------------------
contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of Seller in connection with their employment by Seller. For purposes of the Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

     3.13  Compliance with Law.  The operation of the Station complies in all
           --------------------
material respects with the applicable rules and regulations of the FCC and all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

     3.14  Environmental Matters; OSHA.
           ----------------------------

           (a) Seller has obtained all material, environmental, health and safety permits necessary or required for either the operation of the Station as currently operated or the ownership of the Sale Assets and all such permits are in full force and effect and Seller is in compliance with all material terms and conditions of such permits.

           (b) There is no proceeding pending or, to Seller's actual knowledge, threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Station as currently conducted or the ownership of the Sale Assets.

           (c) With respect to the Station and the Sale Assets, Seller is in compliance in all material respects with the provisions of Environmental Laws.

           (d) Seller has not, and to Seller's actual knowledge, no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Seller has not caused the migration of any materials from the Sale Assets onto or under any property, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no PCBs or friable asbestos in or on the Sale Assets or the Real Property.

           (e) Seller is not subject to any judgment, decree, order or citation with respect to the Sale Assets related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

           (f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property or on the property adjacent to the Real Property owned by third parties, which, to the best of Seller's knowledge, may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

           (g) No portion of the Sale Assets have ever been used by Seller, nor, to the best of Seller's knowledge, by any previous owner of the Sale Assets, or any of them, in material violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may materially adversely affect the value of the Real Property or the Sale Assets.

           (h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Seller on or in the Sale Assets in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property).

           (i) With respect to the Sale Assets, Seller has disposed of all waste in full compliance with all Environmental Laws and, to the best of Seller's knowledge, there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of waste at such site by a prior owner of the Sale Assets.

           (j) Seller is in material compliance with all OSHA Laws applicable to the Sale Assets.

     3.15  Tower Coordinates.  The current vertical elevation and geographical
           ------------------
coordinates of the Station's towers ("the Tower Coordinates") are as set forth on Schedule 3.15 hereto. Seller further represents and warrants that (i) the
   -------------
Station's tower is properly registered with the FCC; and (ii) the Tower Coordinates comply with and correspond to the current vertical elevation an geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Station or said towers.

     3.16  Filing of Tax Returns.  Seller has filed all federal, state and local
           ----------------------
tax returns which are required to be filed, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due, other than such returns, taxes and assessments, the failure to file or pay would not, individually or in the aggregate, have a material adverse effect on Buyer.

     3.17  Absence of Insolvency.  No insolvency proceedings of any character
           ----------------------
including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Sale Assets, are pending or, to the best knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

     3.18  Broker's or Finder's Fees.   Except for Questcom Media Brokerage, no
           --------------------------
agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any affiliate of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. Seller shall pay Questcom Media Brokerage and bear any and all broker's or finder's fee or any other commission or similar fee, directly or indirectly, owed Questcom Media Brokerage in connection with the transactions contemplated by this Agreement.

     3.19  Insurance.  There is now in full force and effect with reputable
           ----------
insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in commercially reasonable amounts.

                                  ARTICLE IV
                                  ----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1   Organization and Good Standing.  Buyer is a corporation duly
           -------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

     4.2   Authorization and Binding Effect of Documents.  Buyer's execution and
           ----------------------------------------------
delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

     4.3  Absence of Conflicts.  Buyer's execution and delivery of, and the
          ---------------------
performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby:

          (a) Do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer in any manner which would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer;

          (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the articles of incorporation or bylaws of Buyer or any lease, agreement, commitment, or other instrument which Buyer is a party to, bound by, or by which any of its assets or properties may be bound.

     4.4  Governmental Consents and Consents of Third Parties.  Except for the
          ----------------------------------------------------
required consent of the FCC, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature to which Buyer is a party or by which it is bound, the failure of which to obtain would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer.

     4.5  Qualification.
          --------------

          (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications.

          (b)  Without limiting the foregoing Subsection (a), Buyer shall make
                                              --------------
the affirmative certifications provided in Section III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 5.2.
                                                            -----------

     4.6  Broker's or Finder's Fees.   No agent, broker, investment banker, or
          --------------------------
other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

     4.7  Litigation.  There are no legal, administrative, arbitration or other
          -----------
proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement.

                                   ARTICLE V
                                   ---------

                    TRANSACTIONS PRIOR TO THE CLOSING DATE
                    --------------------------------------

     5.1  Conduct of the Station's Business Prior to the Closing Date.
          ------------------------------------------------------------
Subject to the terms and conditions of the LMA, Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Seller shall:

          (a) Use reasonable commercial efforts to maintain insurance upon all of the tangible Sale Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Sale Assets and with respect to the operation of the Station, with insurers of substantially the same or better financial condition;

          (b) Operate the Station and otherwise conduct its business in all material respects in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Station, except where the failure to so operate the Station would not have a material adverse effect on the Sale Assets or the operation of the Station or on the ability of Seller to consummate the transactions contemplated hereby;

          (c) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation of the Station;

          (d) Promptly notify Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation of the Station, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

          (e) Not mortgage, pledge or subject to any Lien other than a Permitted Lien (except in the ordinary course of business) any of the Sale Assets;

          (f) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets, except for dispositions in the ordinary course of business;

          (g) Not amend or terminate any Station Agreement, other than in the ordinary course of business;

          (h) Not introduce any material change with respect to the operation of the Station including, without limitation, any material changes in the broadcast hours of the Station or any other material change in the Station's programming policies, except such changes as in the sole discretion of Seller, exercised in good faith after consultation with Buyer, are required by the public interest;

          (i) Notify Buyer of any material litigation pending or threatened against Station or Seller or any material damage to or destruction of any assets included or to be included in the Sale Assets of which Seller receives actual knowledge.

     5.2  Governmental Consents.  Seller and Buyer shall file with the FCC,
          ----------------------
within ten (10) business days after the execution of this Agreement, such applications and other documents in the name of Seller or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either Buyer or Seller may elect to terminate this Agreement pursuant to Section 10.1(c). Buyer shall not knowingly
                                     ---------------
take, and Seller covenants that Seller shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Station), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it.

     5.3  Other Consents.  Seller shall use its reasonable best efforts to
          ---------------
obtain the consent or waivers to the transactions contemplated by this Agreement required under any assumed Station Agreements; provided that Seller shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

     5.4  Tax Returns and Payments.   All taxes pertaining to ownership of the
          -------------------------
Sale Assets or operation of the Station prior to the Closing Date will be timely paid; provided that Seller shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Seller shall have set aside adequate reserves with respect to any such tax.

     5.5  Access Prior to the Closing Date.  Prior to the Closing, Buyer and its
          ---------------------------------
representatives may make such reasonable investigation of the assets and business of Seller as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Station, provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, (ii) each person (other than an officer of Buyer) shall, if requested by Seller, be accompanied by an officer or their representative of Buyer approved by Seller, which approval shall not be unreasonably withheld, (iii) the investigations at the offices of Seller shall be reasonable in number and frequency, and (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Station or Seller. Seller shall furnish to Buyer during such period all documents and copies of documents and information concerning the business and affairs of Seller and the Station as Buyer may reasonably request.

     5.6  Confidentiality; Press Release.  All information, data and materials
          -------------------------------
furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

               (i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

               (ii) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

     5.7  Reasonable Best Efforts.  Subject to the terms and conditions of this
          ------------------------
Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

     5.8  FCC Reports.  Seller shall continue to file, on a current basis until
          ------------
the Closing Date, all reports and documents required to be filed with the FCC with respect to the Station. Seller shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

     5.9  Conveyance Free and Clear of Liens.  At or prior to the Closing,
          -----------------------------------
Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Seller shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens except Permitted Liens.

     5.10 Environmental Assessment.  Not later than forty-five (45) days after
          -------------------------
execution of this Agreement, Buyer may obtain a Phase I ("the Phase I") environmental assessment of the Sale Assets by an environmental engineer selected by Buyer. Within fourteen (14) days after Buyer's receipt of the Phase I, if the Phase I indicates environmental conditions may exist on, under or affect such properties that may constitute a violation or breach of Seller's representations and warranties contained in Section 3.14 of this Agreement or
                                            ------------
cause the condition contained in Section 6.9 to not be
                                 -----------
satisfied, then Buyer shall be entitled to obtain a Phase II ("the Phase II") environmental assessment of the Real Property, or any portion thereof. (The Phase I and the Phase II, if obtained, shall be referred to herein as the "Environmental Assessment"). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. If
                                                                 -----------
after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller's representations and warranties contained in Section 3.14 of this Agreement or
                                            ------------
cause the condition contained in Section 6.9 to not be satisfied, then
                                 -----------
notwithstanding any other provisions of this Agreement to the contrary Seller shall reimburse Buyer for the cost of the Environmental Assessment, and, subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum amount of Fifty Thousand Dollars ($50,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller's representations and warranties contained in Section 3.14 prior to the Closing
                                            ------------
Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller's representations and warranties contained in Section 3.14 will be true as of the Closing Date and the condition
             ------------
contained in Section 6.9 will be satisfied as of the Closing Date. In the event
             -----------
the cost of removal, correction or remedy of the environmental conditions exceeds Fifty Thousand Dollars ($50,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Station under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters.

                                  ARTICLE VI
                                  ----------

                          CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

     Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

     6.1  Accuracy of Representations and Warranties; Closing Certificate.
          ----------------------------------------------------------------

          (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Station or the Sale Assets taken as a whole.

          (b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Station, the Sale Assets or Seller's ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.
                       -----------

     6.2  Performance of Agreements.  Seller shall have performed in all
          --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

     6.3  FCC and Other Consents.
          -----------------------

          (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

          (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Seller prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Seller.

          (c) All other authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement including, without limitation, the assignment of any FCC Authorization requested by Buyer, shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Station.

     6.4  Adverse Proceedings.  Neither Buyer nor any affiliate of Buyer shall
          --------------------
be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Station; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or shall have been threatened in writing. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

     6.5  Opinion of Seller's FCC Counsel.  Buyer shall have received from
          --------------------------------
Seller's FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

          (a)  The FCC Licenses listed on Schedule 3.8 are valid, in good
                                          ------------
standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for Seller to operate the Station in the manner in which the Station is currently being operated.

          (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station.

          (c) No proceedings are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general.

     In rendering such opinion, counsel shall be entitled to rely upon Seller's representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

     6.6  Other Consents.  Seller shall have obtained in writing and provided to
          ---------------
Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Station, the consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Buyer has elected to assume.

     6.7  Delivery of Closing Documents.  Seller shall have delivered or caused
          ------------------------------
to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.
                         -----------

     6.8  No Cessation of Broadcasting.
          -----------------------------

          (a) Between the date hereof and the Closing Date, the Station shall not have for a period of more than ten (10) days in the aggregate (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of its normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level. Seller shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the non-fulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in Seller's notice shall be deemed waived by Buyer unless, within fifteen (15) days after Buyer's receipt of Seller's written notice, Buyer notifies Seller in writing to the contrary.

     (b) In addition, during the five (5) days immediately preceding the Closing Date, the Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Seller has no control. Seller shall have the right to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action to restore the Station substantially all of its normal broadcasting capability can be completed during such delay period.

     6.9  Environmental Conditions.  The Environmental Assessment obtained by
          -------------------------
Buyer pursuant to Section 5.10 hereof shall not have disclosed any material
                  ------------
violation of any Environmental Law which is not removed or cured by Seller prior to Closing.

                                  ARTICLE VII
                                  -----------

                          CONDITIONS PRECEDENT OF THE
                         OBLIGATION OF SELLER TO CLOSE
                         -----------------------------

The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Seller in writing:

     7.1  Accuracy of Representations and Warranties.
          -------------------------------------------

          (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

          (b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2
                                                                  -----------
are satisfied as of the Closing Date.

     7.2  Performance of Agreements.  Buyer shall have performed in all material
          --------------------------
respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

     7.3. FCC and Other Consents.
          -----------------------

          (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC.

          (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied by Buyer prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

          (c) All other authorizations, consents, approvals and clearances of all federal, state and local governmental agencies required to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller.

     7.4  Adverse Proceedings.  Seller shall not be subject to any ruling,
          --------------------
decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

     7.5  Delivery of Closing Documents and Purchase Price.  Buyer shall have
          -------------------------------------------------
delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3, and Seller shall
                                               -----------
have received payment of the Purchase Price with the form of payment set forth in Section 2.5.
   -----------

                                 ARTICLE VIII
                                 ------------

                                    CLOSING
                                    -------

     8.1  Time and Place.  Unless otherwise agreed to in advance by the parties,
          ---------------
Closing shall take place in person or via facsimile at the offices of Buyer's counsel in Atlanta, Georgia, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the date (the "Closing Date") that is the later of
(i) the fifth Business Day after the Applicable Date or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder. The "Applicable Date" shall be the date on which issuance of the FCC Order without any Material Adverse Condition has become a Final Action.

     8.2  Documents to be Delivered to Buyer by Seller.  At the Closing, Seller
          ---------------------------------------------
shall deliver or cause to be delivered to Buyer the following:

          (a) Certified resolutions of Seller's Board of Directors and Shareholders approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          (b)  The certificate required by Section 6.1(b).
                                           --------------

          (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

          (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

          (e) Required instruments of transfer and conveyance transferring to Buyer the Real Property.

          (f) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to all Station Agreements being assumed by Buyer.

          (g) An instrument assigning to Buyer all right, title and interest of Seller in the FCC Licenses, all pending applications relating to the station before the FCC, and any remaining Sale Assets not otherwise conveyed.

          (h) An instrument assigning to Buyer all rights, title and interest of Seller to the assets described in Section 2.1(f) hereof.
                                     --------------

          (i) The opinion of Seller's FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5.
                        -----------

          (j) A lease, executed by the owner of the Antenna Tower Site ("Landlord") as is reasonably acceptable to Landlord and Buyer, leasing the Antenna Tower Site to Buyer at a rate of Two Thousand Five Hundred Dollars ($2,500) (with 4% annual increases in rent) for five (5) years with five (5) options to renew on the same terms for five (5) years each option.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT



     (j) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

     8.3 Documents to be Delivered to Seller by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

     (a) Certified resolutions of Buyer's Board of Directors approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

     (b)  The Purchase Price as set forth in Section 2.5.

     (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.

     (d)  The certificate required under Section 7.1(b).

Such additional information and materials as Seller shall have reasonably requested.

                                  ARTICLE IX
                                  ----------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  -------------------------------------------
                                INDEMNIFICATION
                                ---------------

     9.1  Survival of Representation and Warranties.  All representations,
          -----------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period; except for claims by Buyer for any amounts owed by Seller to Buyer under Section
                                                                   -------
9.3(a)(iv) and Section 9.3(a)(v), which claims may be made at any time.  In the
----------     -----------------
event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Notwithstanding the foregoing, the provisions for survival and the making of claims shall not apply to the agreements whereby Buyer assumes the obligations under Subsection 8.3(c), each of which agreements shall be governed by its own
      -----------------
terms.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


     9.2  Indemnification in General.  Buyer and Seller agree that the rights to
          --------------------------
indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

     9.3  Indemnification by Seller.
          -------------------------

     (a) Subject to the provisions of Subsection (b) below and Section 10.2 below, Seller shall indemnify and hold harmless Buyer and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

     (i) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

     (ii) The ownership or operation by Seller of the Station or the Sale Assets on or prior to the Closing Date; or

     (iii) All other liabilities and obligations of Seller other than the Assumed Obligations; or

     (iv) Noncompliance by Seller with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby; or

     (v) Any violation of any Environmental Laws by Seller or the existence of any Hazardous Materials on the Real Property on or before Closing.

     (b)  Except for any amounts owed by Seller to Buyer under Section 9.3(a)
                                                               --------------
(iv), Section 9.3(a)(v) and Section 2.7, if Closing occurs, Seller shall not be
----  -----------------     -----------
obligated until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification of the entire aggregate amount.

     9.4  Indemnification by Buyer.
          ------------------------

     (a)  Subject to the provisions of Subsection (b) below and Section 10.2
                                       --------------           ------------
below, Buyer shall indemnify and hold harmless Seller and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT



     (i) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

     (ii)   The ownership or operation of the Station after the Closing Date; or

     (iii)  All other liabilities or obligations of Buyer.

     (b)  Except for any amounts owed by Buyer to Seller under Section 2.7, if
                                                               -----------
Closing occurs, Buyer shall not be obligated until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Seller's Threshold Limitation, in which case Seller shall then be entitled to indemnification of the entire aggregate amount.

     9.5  Indemnification Procedures.  In the event that an Indemnified Party
          --------------------------
may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

                                   ARTICLE X
                                   ---------

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

     10.1  Termination.  If Closing shall not have previously occurred, this
           -----------
Agreement shall terminate upon the earliest of:


     (a) the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

     (i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

     (ii)  Either:

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT



     (A) any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

     (B) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

     (C) Any condition (other than those referred to in foregoing Clauses (A) and (B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied; and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.


     (b) Written notice from Seller to Buyer, or from Buyer to Seller, at any time after one year from the date this Agreement is executed; provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

     (c) Written notice from Seller to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this subsection (c).

     (d)  The written election by Buyer under Article XI.

     10.2  Obligations Upon Termination.
           ----------------------------

     (a)  In the event this Agreement is terminated pursuant to Section
                                                                -------
10.1(a)(ii)(A) or (B), the aggregate liability of Buyer for breach hereunder
--------------    ---
shall be limited as provided in Subsections (c) and (e), below and the aggregate
                                -----------------------
liability for Seller for breach hereunder shall be limited as provided in Subsections (d) and (e), below. In the event this Agreement is terminated for
-----------------------
any other reason, neither party shall have any liability hereunder.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


     (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement (i) if such termination is effected by Buyer's giving of valid written notice to Seller pursuant to Subsections 10.1(a), (b) (c) or (d) , or (ii) if such
                   -----------------------------------
termination is effected by Seller's giving of valid written notice to Buyer pursuant to Subsections 10.1(a)(ii)(C), 10.1(b) or 10.1(c). If Buyer is
            ----------------------------------------------
entitled to the return of the Earnest Money, Seller shall cooperate with Buyer in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

     (c) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to Subsection 10.1(a)(ii)(A) or (B), Buyer agrees that
                            -------------------------    ---
Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, the Earnest Money ("Liquidated Damages Amount"). SELLER'S RECEIPT OF THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

     (d) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentences, if this Agreement is terminated by Buyer's giving of written notice to Seller pursuant to Subsection
                                                                     ----------
10.1(a), Buyer shall not be entitled to damages or indemnification from Seller.
-------
Subject to the following sentence, if Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by its own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under Section 10.1(a) and Buyer does
                                                  ---------------
so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed the Liquidated Damages Amount in the aggregate. If a circumstance described in the preceding sentence should arise and if Buyer establishes that the action of Seller described therein was taken intentionally in order to allow Seller to sell or enter into negotiations to sell the Station to another party, the damages to which Buyer shall be entitled shall not be limited to direct and actual damages.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


     (e) In any dispute between Buyer and Seller as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent.

     10.3  Termination Notice.  Each notice given by a party pursuant to Section
           ------------------                                            -------
10.1 to terminate this Agreement shall specify the Subsection (and clause or
----
clauses thereof) of Section 10.1 pursuant to which such notice is given.
                    ------------

                                  ARTICLE XI
                                  ----------

                                   CASUALTY
                                   --------

     Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Station prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect to postpone the Closing until Seller's repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing
Date) and Buyer shall accept the damaged Sale Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause the Station to be off the air for more than seven (7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs, incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

                                  ARTICLE XII
                                  -----------

                              CONTROL OF STATION
                              ------------------

     Subject to the terms and conditions of the LMA, between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT

operation of the Station or conduct of its business, all of which shall remain the sole responsibility and under the control of Seller, subject to Seller's compliance with this Agreement.

                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

     13.1  Further Actions.  From time to time before, at and after the Closing,
           ---------------
each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

     13.2  Access After the Closing Date.  After the Closing and for a period of
           -----------------------------
twelve (12) months, Buyer shall provide Seller, Seller's counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Station pertaining to transactions occurring prior to the Closing Date when requested by Seller, and Buyer shall retain such books and records for the normal document retention period of Buyer. At the request and expense of Seller, Buyer shall deliver copies of any such books and records to Seller.

13.3   Payment of Expenses.
       -------------------

     (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated
                --------------
hereby shall be shared equally between Seller and Buyer.

     (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by the party primarily liable under applicable law to pay such tax.

     (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

     13.4  Specific Performance.  Seller acknowledges that the Station is of a
           --------------------
special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

     13.5  Notices.  All notices, demands or other communications given
           -------
hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

     (a)  If to Seller, to:

                  Cherokee Broadcasting, Inc.
                  1353 13th Avenue
                  Columbus, Georgia 31901
                  Attn:   Mr. Charles McClure, Sr.
                  Telephone:  (706) 324-0338
                  Facsimile:  ___________________

     Copy (which shall not constitute notice) to:

                  Mr. John G. Griffin, Esq.
                  Fortson, Bradley & Griffin
                  440 College Avenue North, Suite 220
                  Atlanta, Georgia 30603
                  Telephone:  (706) 548-1151
                  Facsimile:  __________________

     (b)  if to Buyer, to:

                  c/o Salem Communications Corporation
                  4880 Santa Rosa Road, Suite 300
                  Camarillo, California  93012
                  Facsimile No.:  (805) 482-7290
                  Attention:  Jonathan L. Block, Esq.
                              Corporate Counsel

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) business day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


     13.6   Entire Agreement.  This Agreement, the Schedules and Exhibits
            ----------------
hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

     13.7  Binding Effect; Benefits.  Except as otherwise provided herein, this
           ------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.8  Assignment.  This Agreement and any rights hereunder shall not be
           ----------
assignable by either party hereto without the prior written consent of the other party.

     13.9  Governing Law.  This Agreement shall in all respects be governed by
           -------------
and construed in accordance with the laws of the State of Georgia, including all matters of construction, validity and performance.

     13.10  Bulk Sales.  Buyer hereby waives compliance by Seller with the
            ----------
provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Seller shall, in accordance with Article IX, indemnify and hold Buyer harmless from and against any and all claims made against Buyer by reason of such non-compliance.

     13.11  Amendments and Waivers.  No term or provision of this Agreement may
            ----------------------
be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

     13.12  Severability.  Any provision of this Agreement which is
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

     13.13  Headings.  The captions in this Agreement are for convenience of
            --------
reference only and shall not define or limit any of the terms or provisions hereof.

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT



     13.14  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.15  References.  All references in this Agreement to Articles and
            ----------
Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.


     13.15  Dispute Resolution.  Any claims or disputes arising out of this
            ------------------
Agreement shall be resolved by mediation in Atlanta, Georgia, or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by arbitration in Atlanta, Georgia, in accordance with the rules for commercial arbitration of the American Arbitration Association.

     13.16  Schedules and Exhibits.  Unless otherwise specified herein, each
            ----------------------
Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

"SELLER"                                       "BUYER "

CHEROKEE BROADCASTING CO. , INC.               SALEM MEDIA OF GEORGIA, INC.

Name:   _____________________________
                                             By:______________________________
Title:  _____________________________              Eric H. Halvorson
                                                   Vice President

                                                              EXHIBIT "A" TO THE
                                                           LOCAL PROGRAMMING AND
                                                             MARKETING AGREEMENT


LIST OF SCHEDULES
-----------------
Schedule 3.6                       Tangible Personal Property.

Schedule 3.7                       Description of Real Property.

Schedule 3.8                       FCC Licenses.

Schedule 3.9                       Station Agreements.

Schedule 3.15                      Tower Coordinates

                                SCHEDULE 3.6
                                ------------

                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

                                      TBD

                                 SCHEDULE 3.7
                                 ------------

                         DESCRIPTION OF REAL PROPERTY
                         ----------------------------

     None.

                                 SCHEDULE 3.8
                                 ------------

                                  FCC LICENSE
                                  -----------

                                 See Attached.

                            United States of America

                       FEDERAL COMMUNICATIONS COMMISSION

                         FM BROADCAST STATION LICENSE

[SEAL OF THE FEDERAL COMMUNICATIONS COMMISSION]

                                                 Authorizing Official:

Official Mailing Address:                        Arthur E. Doak
-------------------------------                  --------------------------
                                                 Arthur E. Doak
CHEROKEE BROADCASTING CO., INC.                  Supervisory Engineer, FM Branch
P.O. Box 1290                                    Audio Services Division
CANTON, GA  30114                                Mass Media Bureau

--------------------------------
                                                 Grant Date: MAR 20, 1990

 Call sign: WCHK-FM                              This license expires 3:00 am
                                                 local time: April 01, 1996

License File No.:  BLH-890523KB

This license covers Permit No.: 880701IA

    Subject to the provisions of the Communications Act of 1934, subsequent acts and treaties, and all regulations heretofore or hereafter made by this Commission, and further subject to the conditions set forth in this license, the licensee is hereby authorized to use and operate the radio transmitting apparatus herein described.

    This license is issued on the licensee's representation that the statements contained in licensee's application are true and that the undertakings therein contained so far as they are consistent herewith, will be carried out in good faith. The licensee shall, during the term of this license, render such broadcasting service as will serve the public interest, convenience, or necessity to the full extent of the privileges herein conferred.

    This license shall not vest in the licensee any right to operate the station nor any right in the use of the frequency designated in the license beyond the term hereof, nor in any other manner than authorized herein. Neither the license nor the right granted hereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934. This license is subject to the right of use or control by the Government of the United States conferred by Section 606 of the Communications Act of 1934.

Name of Licensee:

           CHEROKEE BROADCASTING CO., INC.

Station Location:

           GA-CANTON


FCC Form 351-B October 21, 1985                                      Page 1 of 3

Call sign: WCHK-FM                                   License No.: BLH-890523KB



Frequency (MHz): 105.7

Channel: 289

Class: C2

Hours of Operation: Unlimited

Main Studio Address:

       GA-1880 MARIETTA ROAD, CANTON, CHEROKEE COUNTY.

Transmitter location (address or description):

       GA-RABBIT HILL ROAD, HOLLY SPRINGS.

Remote control point address:

       GA-1880 MARIETTA ROAD, CANTON.

Transmitter:  Type accepted. See Sections 73.1660, 73.1665 and 73.1670 of the Commission's Rules.

Transmitter output power (kW): 21.0

Antenna type: (directional or non-directional): Non-directional

     Desc:  HARRIS FMH-5AE, FIVE SECTIONS, CIRCULARY POLARIZED
            SIDE-MOUNTED ON A CROSS-SECTION GUYED STEEL TOWER.

Antenna coordinates:  North Latitude:  34 09 14.0
                      West Latitude:   84 30 44.0


                                                     Horizontally      Vertically
                                                       Polarized        Polarized
                                                        Antenna          Antenna
Effective radiated power in the
     horizontal plane (kW)........................:      50.0             50.0

Height of radiation center above
     ground (meters)..............................:     144.0            144.0

Height of radiation center above
     mean sea level (meters)......................:     455.0            455.0

Height of radiation center above
     average terrain (meters).....................:     150.0            150.0

FCC Form 351-B October 21, 1995                 VJ                   Page 2 of 3

Call sign: WCHK-FM                             License No.: BLH-890523KB



Overall height of antenna structure above ground (including obstruction
        lighting, if any) . . . . . . .:   152.0 meters

Obstruction marking and lighting specifications for antenna structure:

It is to be expressly understood that the issuance of these specifications is in no way to be considered as precluding additional or modified marking or lighting as may hereafter be required under the provisions of Section 303(q) of the Communications Act of 1934, as amended.

     Paragraph A, FCC Form 715-A (Nov. 1983):

     There shall be installed at the top of the antenna structure a white capacitor discharge omindirectional light which conforms to FAA/DOD Specification L-856, High Intensity Obstruction Lighting Systems. This light shall be mounted on the highest point of the structure. If the antenna or other appurtenance at its highest point is incapable of supporting the omindirectional light, one or more such lights shall be installed on a suitable adjacent support with the lights mounted not more than 20 feet below the tip of the appurtenance. The lights shall be positioned so as to permit unobstructed viewing of at least one light from aircraft at any normal angle of approach. The light unit(s) shall emit a beam with a peak intensity around its periphery of approximately 20,000 candelas during daytime and twilight, and approximately 4,000 candelas at night:

     Paragraph H, FCC Form 715-A (Nov. 1983):

     All lights shall be syncronized to flash simultaneously at 40 pulses per minute. The light system shall be equipped with a light sensitive control device which shall face the north sky and cause the intensity steps to change automatically when the north sky illumination on a vertical surface is as follows:
         1. Day to Twilight: Shall not occur before the illumination drops to 60 footcandles, but shall occur before it drops to 30 foot-candles.
         2. Twilight to Night: Shall not occur before the illumination drops to 5 footcandles, but shall occur before it drops to 2 footcandles.
         3. Night to Day: The intensity changes listed in 1. and 2. above shall be reversed in transitioning from the night to day modes.

     ***SPECIAL PAINTING/LIGHTING CONDITIONS***

     OBSTRUCTION MARKING IN ACCORDANCE WITH PARAGRAPHS A,H OF
     FCC FORM 715A (PARAGRAPH A MODIFIED TO REQUIRE USE OF L-866
     LIGHTS IN LIEU OF L-856, AT THE TOP AND MID-LEVELS OF TOWER)


FCC Form 351-B October 21, 1985                  VJ                 Page 3 of 3

------------------------------------------------------------------------------

REVISED LICENSE AUTHORIZATION


PURSUANT OT COMMISSION ACTION IN MM DOCKET No. 96-90 IMPLEMENTING SECTION 203 OF THE TELECOMMUNICATIONS ACT OF 1996, THIS IS TO NOTIFY YOU THAT THE LICENSE AUTHORIZATION FOR STATION: WGST-FM
LOCATION: CANTON, GA
HAS BEEN REVISED TO A TERM EXPIRING ON 04-01-2004

ONLY THE LICENSE TERM OF YOUR PREVIOUSLY ISSUED LICENSE AUTHORIZATION IS AFFECTED. ALL PREVIOUS TERMS AND CONDITIONS ARE STILL IN EFFECT.

THIS ALSO IS THE LICENSE CERTIFICATE FOR YOUR CURRENTLY AUTHORIZED AUXILIARY SERVICES.

THIS CARD MUST BE POSTED WITH THE STATION'S LICENSE CERTIFICATE, ANY SUBSEQUENT MODIFICATIONS, AND ANY PREVIOUSLY ISSUED RENEWAL AUTHORIZATION.

[SEAL OF THE FEDERAL COMMUNICATIONS COMMISSION]

------------------------------------------------------------------------------
FEDERAL COMMUNICATIONS                                  FIRST CLASS MAIL
      COMMISSION                                      POSTAGE & FEES PAID
WASHINGTON, D.C. 20554                                      FEDERAL
----------------------                                   COMMUNICATIONS
                                                          COMMISSION
    OFFICIAL BUSINESS                                    PERMIT NO. G111
PENALTY FOR PRIVATE USE $300


CHEROKEE BROADCASTING CO., INC.
WGST-FM STATION
P.O. BOX 1290
CANTON, GA  30114

-----------------------------------------------------------------------------

LICENSE RENEWAL AUTHORIZATION
-----------------------------
THIS IS TO NOTIFY YOU THAT YOUR APPLICATION FOR RENEWAL OF LICENSE WAS GRANTED ON 06-11-1996 FOR A TERM EXPIRING ON 04-01-2003

THIS IS YOUR LICENSE RENEWAL AUTHORIZATION FOR STATION WGST-FM

LOCATION:  CANTON, GA

THIS ALSO IS THE RENEWAL CERTIFICATE FOR YOUR CURRENTLY AUTHORIZED AUXILIARY SERVICES.

THIS CARD MUST BE POSTED WITH THE STATION'S LICENSE CERTIFICATE AND ANY SUBSEQUENT MODIFICATIONS.

-----------------------------------------------------------------------------
FEDERAL COMMUNICATIONS                                  FIRST CLASS MAIL
     COMMISSION                                       POSTAGE & FEES PAID
WASHINGTON, D.C. 20554                                      FEDERAL
   ---------------                                      COMMUNICATIONS
   OFFICIAL BUSINESS                                       COMMISSION
PENALTY FOR PRIVATE USE $300                            PERMIT NO. G111


CHEROKEE BROADCASTING CO., INC.
WGST-FM FM STATION
P.O. BOX 1290
CANTON, GA  30114

                                 SCHEDULE 3.9
                                 ------------

                              STATION AGREEMENTS
                              ------------------

                                     None.

                                 SCHEDULE 3.15
                                 -------------

                               TOWER COORDINATES
                               -----------------

                                 See Attached.

                                  EXHIBIT "A"
                        TO THE ASSET PURCHASE AGREEMENT


                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT (the "Agreement") dated as of _________________, is entered into by and between CHEROKEE BROADCASTING CO., INC. ("Seller"), the owner of certain assets relating to radio station WGST(FM) 105.7MHz, Canton, Georgia (the "Station"), SALEM MEDIA OF GEORGIA, INC. (the "Buyer") and ("Escrow Agent").

                              W I T N E S S E T H

     WHEREAS, concurrently with the execution of this Agreement, Seller and Buyer are entering into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer, subject to the terms and conditions of the Purchase Agreement, substantially all the assets used in the operation of the Station; and

     WHEREAS, the Purchase Agreement provides, upon the terms and conditions set forth therein, for Buyer to deposit into escrow the amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Escrow Deposit"), and

     WHEREAS, the Escrow Deposit shall be held by the Escrow Agent subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

     1. The Escrow Agent is hereby appointed and shall have all the rights, powers, duties and obligations hereinafter provided, and the Escrow Agent accepts such appointment.

     2. Concurrently with the execution and delivery of this Agreement, Buyer has deposited with the Escrow Agent, in escrow, the Escrow Deposit. The Escrow Deposit shall be held and disbursed by Escrow Agent as hereinafter set forth.

     3. The Escrow Agent agrees to accept Buyer's deposit of the Escrow Deposit. The Escrow Agent agrees to invest and reinvest the Escrow Deposit in accordance with the following provisions:

     (a) The Escrow Agent shall invest and reinvest the Escrow Deposit in one or more of the following investments as selected from time to time by the Escrow Agent in its discretion (the "Obligations"):

          (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, or

          (ii) money market funds or certificates of deposit issued by any bank, trust company or national banking association, provided the capital stock, surplus, and undivided profits of such institution are not less that Fifty Million Dollars ($50,000,000), or

          (iii) Money market funds authorized to invest solely in direct obligations of the United States of America.

     (b) The Obligations shall have a maturity of thirty (30) days or less during the sixty (60) days immediately after deposit of the Escrow Deposit, and thereafter shall be available on demand without penalty unless Escrow Agent is otherwise directed in writing by both Seller and Buyer.

     (c) Notwithstanding anything else in this Agreement to the contrary, interest and other earnings on the Escrow Deposit shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

     4. If the Escrow Agent shall receive a certificate in the form of Exhibit B executed by an authorized officer of each of Buyer and Seller named on Exhibit A (each, an "Authorized Officer"), the Escrow Agent shall deliver the Escrow Deposit to Seller not more than one (1) business day after receipt of such certificate.

     5. If the Escrow Agent shall receive a certificate in the form of Exhibit C executed by an Authorized Officer of each of Buyer and Seller, the Escrow Agent shall deliver the Escrow Deposit to Buyer not more than one (1) business day after receipt of such certificate.

     6. Either Buyer or Seller, on its own, may request the Escrow Agent to release the Escrow Deposit to it by sending a written request to the Escrow Agent, with a copy to the other party, which request shall state the basis upon
which the Buyer or Seller is requesting the release of the Escrow Deposit.   The
Escrow Agent shall deliver the Escrow Deposit to the requesting party if the other party hereto has not objected in writing to such written request with seven (7) business days after the date of receipt of the request by the Escrow Agent.

     7. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, the Escrow Agent shall not be required to resolve such controversy or take any action, but shall await final resolution of the controversy by joint written instructions from the parties hereto or pursuant to a nonappealable order from a court of competent jurisdiction. In any dispute between the Buyer and Seller as to which party is entitled to all or a portion of the Escrow Deposit, the prevailing party shall receive from the losing party, in addition to that portion of the Escrow Deposit to which it is entitled, an amount equal to interest on that portion of the Escrow Deposit to which it is entitled at the rate of ten percent (10%) per annum, calculated from the date the prevailing party's demand for all or a portion of the Escrow Deposit is received by the Escrow Agent.

     8. The Escrow Agent's duties are only such as are specifically provided herein, and the Escrow Agent shall incur no liability whatsoever to Buyer or Seller except for gross negligence or willful misconduct. The Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained. The Escrow Agent may consult with counsel and shall be fully protected in any action taken reasonably and in good faith in accordance with any written instructions given to it hereunder and believed by it reasonably and in good faith to have been executed by the proper parties.

     9. As between Seller and Buyer on the one hand and Escrow Agent on the other, Seller and Buyer shall be jointly and severally liable to indemnify Escrow Agent for all reasonable costs, charges, damages and expenses, including but not limited to reasonable attorney's fees (the "Indemnifiable Costs") incurred by Escrow Agent arising out of or in connection with the performance of its obligations under this Agreement, provided that Indemnifiable Costs shall not include any costs, charges, damages or expenses, including attorneys' fees, arising out of or in connection with Escrow Agent's gross negligence or willful misconduct. Solely as between Seller and Buyer in connection with any controversy or litigation regarding the Escrow Deposit, (i) the one of them who as a claimant fails to obtain a majority of the relief sought, or who as a defendant or respondent fails to obtain denial by a judgment not subject to further appeal of a majority of the relief sought by the other, shall be responsible for payment of all of the Escrow Agent's Indemnifiable Costs relating to the controversy or litigation in question; and (ii) in any other event, Seller and Buyer shall each be responsible for payment of one-half of Escrow Agent's Indemnifiable Costs.

     10. Escrow Agent agrees to serve without compensation for the services to be rendered hereunder.

     11. The obligations of Seller and Buyer to indemnify Escrow Agent under Paragraph 9 shall survive termination of this Agreement.
-----------

     12. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed by the Escrow Agent and approved by Seller and Buyer and shall have accepted such appointment in writing. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning

Escrow Agent may at the expense of both Buyer and Seller petition any court of competent jurisdiction for the appointment of a successor escrow agent.

     13. In the event of any litigation between Seller and Buyer involving a disputed claim to the Escrow Deposit, the one of them who is the prevailing party shall be entitled to receive from the other reasonable attorneys' fees and other reasonable costs and expenses reasonably incurred by the prevailing party in connection with such litigation regardless of whether such litigation is prosecuted to judgment. As used herein, "prevailing party" shall mean in the case of a claimant, one who is successful in obtaining a majority of the relief sought, and in the case of a defendant or respondent, one who is successful in obtaining denial by a judgment not subject to further appeal of a majority of the relief sought by the claimant.

     14. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, any of the Seller, Buyer or Escrow Agent shall, at its option, file an action or bill in interpleader, or similar action for such purpose, in a court of competent jurisdiction and the Escrow Agent shall promptly pay the Escrow Deposit into said court, in which event the Escrow Agent's duties, responsibilities and liabilities under this Agreement shall terminate.

     15. This Agreement shall be construed in accordance with the laws of the State of Georgia. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

     16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile machine or similar written means of communication, addressed as follows:

     (a)  if to the Escrow Agent, to:




     (b)  if to Seller, to:

              Cherokee Broadcasting, Inc.
              1353 13th Avenue
              Columbus, Georgia 31901
              Attn:  Mr. Charles McClure, Sr.
              Telephone: (706) 324-0338
              Facsimile:

     Copy to:

              Mr. John E. Griffin, Esq.
              Fortson, Bently & Griffin, P.A.
              440 College Avenue North, Suite 220
              Atlanta, Georgia 30613
              Telephone: (706) 548-1151
              Facsimile: (706) 548-8113


(c)  if to Buyer, to:

              Salem Communications Corporation
              4880 Santa Rosa Road, Suite 300
              Camarillo, California  93012
              Facsimile No.: (805) 482-7290
              Attention:  Jonathan L. Block
                          Corporate Counsel

or any such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) business day following the date so mailed, and (ii) if personally delivered or sent by overnight mail or otherwise sent as provided above, on the date received.

     17. This Agreement shall terminate upon valid delivery of the Escrow Deposit to Seller and/or Buyer or to a successor escrow agent which executes an Escrow Agreement substantially similar to this Agreement.

     18.  Buyer's Federal Taxpayer Identification Number is______________.


                        Signatures follow on next page.

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written.

"SELLER"                           "BUYER"

CHEROKEE BROADCASTING CO., INC.    SALEM MEDIA OF GEORGIA, INC.



By:                                By:
   -------------------------          -------------------------
                                           Eric H. Halvorson
                                           Vice President

                                   "ESCROW AGENT"



                                   BY:
                                      -------------------------

                                   EXHIBIT A
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

                       SIGNATURES OF AUTHORIZED OFFICERS
                       ---------------------------------

"SELLER"                              "BUYER"

CHEROKEE BROADCASTING CO., INC.       SALEM MEDIA OF GEORGIA, INC.



By:                                   By:
   -------------------------             -------------------------
                                              Eric H. Halvorson
                                              Vice President

                                   EXHIBIT B
                                   ---------
                              TO ESCROW AGREEMENT
                              -------------------

     This Certificate is presented pursuant to Section 4 of the Escrow Agreement, dated December 16, 1996 by and between by between by and between CHEROKEE BROADCASTING CO., INC. ("Seller"), the owner of certain assets relating to radio station WGST(FM) 105.7MHz, Canton, Georgia (the "Station"), SALEM
MEDIA OF GEORGIA, INC. (the "Buyer") and                  ("Escrow Agent").  All
                                        ------------------
capitalized terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

     Pursuant to Section 4 of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Seller is entitled to delivery of the Escrow Deposit.

     Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Seller within one (1) business day of the receipt of this Certificate.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date indicated.

Dated:                  ,  1997.
      ------------------

"SELLER"                             "BUYER"

CHEROKEE BROADCASTING CO., INC.      SALEM MEDIA OF GEORGIA, INC.



By:                                  By:
   ------------------------             ------------------------
                                            Eric H. Halvorson
                                            Vice President

                                   EXHIBIT C
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

     This Certificate is presented pursuant to Section 5 of the Escrow Agreement, dated December 16, 1996 by and between by and between CHEROKEE BROADCASTING CO., INC. ("Seller"), the owner of certain assets relating to radio station WGST(FM) 105.7MHz, Canton, Georgia (the "Station"), SALEM MEDIA OF
GEORGIA, INC. (the "Buyer") and               ("Escrow Agent").  All capitalized
                               ---------------
terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

     Pursuant to Section 5 of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Buyer is entitled to delivery of the Escrow Deposit.

     Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Buyer within one (1) business day of the receipt of this Certificate.

Dated:                     , 1997.
      ---------------------

"SELLER"                           "BUYER"

CHEROKEE BROADCASTING CO., INC.    SALEM MEDIA OF GEORGIA, INC.



By:                                By:
   -------------------------          -------------------------
                                          Eric H. Halvorson
                                          Vice President